Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7610 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill 617-542-5300 Email: tuc@investorrelations.com

Mac-Gray Announces Third-Quarter Financial Results

Company Delivers Increased Profitability on Slightly Lower Revenue;
Updates 2012 Annual Guidance to Reflect Hurricane Impact on Operations

WALTHAM, MA, November 7, 2012 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-family housing, today announced its financial results for the quarter ended September 30, 2012.

Mac-Gray reported third quarter of 2012 revenue of $77.9 million, compared with $78.5 million in the third quarter of 2011.  Net income for the third quarter of 2012 increased to $1.5 million, or $0.10 per diluted share, compared with net income of $604,000 or $0.04 per diluted share, for the same period in 2011.  Excluding non-cash unrealized gains and (losses) related to interest rate and fuel commodity derivative instruments of $125,000 and $45,000, and $67,000 and ($255,000) for 2012 and 2011, respectively, adjusted net income for the third quarter of 2012 was $1.2 million, or $0.08 per diluted share, compared with adjusted net income of $780,000, or $0.05 per diluted share, for the same period of 2011.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the third quarter of 2012, Mac-Gray’s earnings before interest expense, income tax expense, depreciation and amortization expense (EBITDA) was $15.6 million, flat compared with the year-earlier quarter.  Excluding non-cash unrealized gains and losses related to interest rate and fuel commodity derivative instruments from both periods, EBITDA was $15.4 million for the third quarter of 2012, compared with $15.8 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

Comments on the Third Quarter

“Our third-quarter performance closely mirrored what we saw in the second quarter,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “We again increased profitability despite experiencing a less than 1% decline in total revenue. Laundry facilities management revenue was essentially flat in the quarter, while commercial equipment sales declined 17% due to normal quarterly variability.”

“Within our core business, we completed a successful academic season with our portfolio increasing by 17 colleges and universities, a record year for us in a market sector where we have long been the industry leader.  The combination of our technological innovations such as LaundryView™ and our commitment to service excellence continue to differentiate Mac-Gray in this important marketplace.  The benefit of having a large portion of our portfolio in the academic market is that, despite its unique challenges, it is a market that is not subject to variations in unit-occupancy, and consequent usage variability. This increase in the academic segment has helped offset the slowdown we are experiencing in our multi-housing portfolio.  We continue to attribute this revenue softness to pressures on consumer discretionary spending caused by lingering unemployment, economic uncertainty, and inflationary pressures on rent, fuel, and food.”

“Despite the ongoing top-line challenges, we have consistently executed on cost controls and the third quarter was no exception. We lowered our SG&A costs in the quarter, and lowered them as a percentage of revenue. Profitability in the quarter also benefitted from a significant decline in our interest expense, down 44% from the same period in 2011, a result of the debt refinancing we completed earlier this year.”

Outlook

“Hurricane Sandy is having a near-term effect on much of our Northeast and mid-Atlantic operations. The severe damage caused by the storm has created a number of operational challenges. Travel restrictions, power outages, and gasoline shortages have prevented our personnel from visiting some sites to properly assess the full extent of the damage to our equipment and locations.  Our laundry rooms are typically located at the basement level and can be vulnerable to flooding. We maintain insurance for the equipment at our locations, and will seek recovery, if appropriate, from our insurers.”

“Widespread power outages related to the storm also have kept residents in many locations from using our equipment. We expect the storm to have an impact on our fourth-quarter results.  As a result, we are revising our 2012 guidance at this time.”

“Prior to the hurricane, our outlook for our core laundry facilities management business was mixed.  We continue to be mindful of the near-term economic uncertainty that is affecting consumer spending, as well as decisions made by property owners.  However, apartment occupancy levels remain favorable for us. We continue to evaluate vend opportunities to help mitigate some of the effects of the broader economy, and we also are continuing to carefully deploy capital in attractive long-term markets. As we renew contracts, and also write new business, we continue to successfully deploy our industry-leading Change Point® payment and monitoring system.

“Despite the near-term operational challenges presented by the hurricane, we will continue to pursue opportunities for organic growth and select acquisitions.  We remain confident in the long-term prospects for our core business, particularly as we extend our technological leadership and service reputation in the markets in which we operate,” MacDonald concluded.

Based on its year-to-date performance, current market conditions, the effect of Hurricane Sandy and exclusive of potential acquisitions, the Company is adjusting its 2012 guidance to the following:

•                  Revenue in the range of $320 million to $325 million, compared with previous guidance of $324 million to $328 million;

•                  Net income, as adjusted, in the range of $0.45 to $0.50 per diluted share, compared with previous guidance of $0.50 to $0.56 per diluted share;

•                  EBITDA, as adjusted, in the range of $65 million to $68 million, compared with previous guidance of $67 million to $70 million;

•                  Capital expenditures in the range of $35 million to $38 million, including laundry facilities management contract incentives; and

•                  Reduction of total funded debt in the range of $7 million to $10 million, compared with previous guidance of $12 million to $14 million.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates and the effects of Hurricane Sandy. The above estimates are subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from such estimates.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for the impact of Hurricane Sandy, pursuing organic growth and acquisition opportunities and reducing debt, as well as estimates of its 2012 revenue, net income, as adjusted, EBITDA, as adjusted, capital expenditures and debt reduction.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2012	2011	2012

Revenue	$78,492	$77,873	$239,374	$239,936
Cost of revenue:
Cost of facilities management revenue	52,004	52,600	157,560	160,840
Depreciation and amortization	10,568	10,706	32,512	31,536
Cost of products sold	3,144	2,827	8,722	8,675
Total cost of revenue	65,716	66,133	198,794	201,051

Gross margin	12,776	11,740	40,580	38,885

Operating expenses:
Selling, general and administration expenses	7,988	7,291	24,940	24,567
Gain on sale or disposal of assets, net	(13)	(57)	(170)	(97)
Incremental costs of proxy contests	—	—	269	377
Total operating expenses	7,975	7,234	25,039	24,847

Income from operations	4,801	4,506	15,541	14,038

Interest expense, including change in fair value of non-hedged interest rate derivative instruments and amortization of deferred financing costs	3,682	1,931	10,163	7,235
Loss on early extinguishment of debt	—	—	—	3,762
Income before income tax expense	1,119	2,575	5,378	3,041
Income tax expense	515	1,104	2,204	1,285
Net income	$604	$1,471	$3,174	$1,756
Other comprehensive gain, net of tax:
Unrealized gain on derivative instruments	202	173	540	493
Comprehensive income	$806	$1,644	$3,714	$2,249
Net income per share — basic	$0.04	$0.10	$0.22	$0.12
Net income per share — diluted	$0.04	$0.10	$0.21	$0.12
Weighted average common shares outstanding - basic	14,286	14,447	14,207	14,396
Weighted average common shares outstanding — diluted	15,000	15,134	14,953	15,078

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$13,881	$14,244
Trade receivables, net of allowance for doubtful accounts	5,586	6,032
Inventory of finished goods, net	1,487	2,172
Prepaid expenses, facilities management rent and other current assets	10,804	10,797
Total current assets	31,758	33,245
Property, plant and equipment, net	127,204	132,333
Goodwill	58,173	57,846
Intangible assets, net	181,609	172,675
Prepaid expenses, facilities management rent and other assets	10,955	11,627
Total assets	$409,699	$407,726

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,190	$1,204
Trade accounts payable and accrued expenses	26,413	24,590
Accrued facilities management rent	20,917	20,379
Total current liabilities	51,520	46,173
Long-term debt and capital lease obligations	198,638	203,020
Deferred income taxes	43,804	42,380
Other liabilities	1,923	1,415
Total liabilities	295,885	292,988
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,335,290 issued and outstanding at December 31, 2011, and 14,503,056 issued and outstanding at September 30, 2012)	143	145
Additional paid in capital	86,217	88,987
Accumulated other comprehensive loss	(792)	(299)
Retained earnings	28,246	25,905
Total stockholders’ equity	113,814	114,738
Total liabilities and stockholders’ equity	$409,699	$407,726

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2012	2011	2012

Net income, as reported	$604	$1,471	$3,174	$1,756

Income before income tax expense, as reported	$1,119	$2,575	$5,378	$3,041
Gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(45)	(125)	(487)	(360)
Loss (gain) related to change in fair value of fuel commodity derivative instruments (2)	255	(67)	133	(43)
Loss on early extinguishment of debt (3)	—	—	—	3,762
Incremental costs of proxy contests (4)	—	—	269	377
Income before income tax expense, as adjusted	1,329	2,383	5,293	6,777
Income tax expense, as adjusted	549	1,159	2,169	2,864

Net income, as adjusted	780	1,224	3,124	3,913

Diluted earnings per share, as adjusted	$0.05	$0.08	$0.21	$0.26

(1)         Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)         Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment

(3)         Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes,

Depreciation and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2012	2011	2012

Net income	$604	$1,471	$3,174	$1,756

Interest expense	3,508	1,966	9,993	7,239
Income tax expense	515	1,104	2,204	1,285
Depreciation and amortization	10,774	10,922	33,076	32,162
Amortization of deferred financing costs	219	90	657	356

EBITDA	15,620	15,553	49,104	42,798

Gain related to change in fair value of non-hedged interest rate derivative instruments (1)	(45)	(125)	(487)	(360)
Loss (gain) related to change in fair value of fuel commodity derivative instruments (2)	255	(67)	133	(43)
Loss on early extinguishment of debt (3)	—	—	—	3,762
Incremental costs of proxy contests (4)	—	—	269	377

EBITDA, as adjusted	$15,830	$15,361	$49,019	$46,534

(1)         Represents the un-realized gain or loss on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)         Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)         Represents the premium paid to redeem $100,000 of senior notes as well as a writeoff of deferred financing costs associated with our senior notes and a partial writeoff of deferred financing costs associated with our 2008 Credit Facility.

(4)         Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2011 and 2012 annual meetings.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA, as adjusted, is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and EBITDA, as adjusted, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and EBITDA, as adjusted, are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and EBITDA, as adjusted, as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and EBITDA, as adjusted, exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and EBITDA, as adjusted, are different from those used in the covenants contained in our senior credit facilities.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and EBITDA, as adjusted, only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.